Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Richtech Robotics Inc. (the “Company”) of our report dated January 20, 2026, relating to the consolidated financial statements of the Company, which appear in this Registration Statement on Form S-8.

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

February 17,2026

9555 S. Eastern Avenue, Suite 280 Las Vegas, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com